Exhibit 21.1

Subsidiaries of the Registrants

Subsidiary	State or other jurisdiction of incorporation or organization
CSL Capital, LLC*	Delaware
Uniti Holdings GP LLC*	Delaware
Uniti Holdings LP*	Delaware
Contact Network, LLC	Alabama
CSL Alabama System, LLC	Delaware
CSL Arkansas System, LLC	Delaware
CSL Florida System, LLC	Delaware
CSL Georgia Realty, LLC	Delaware
CSL Georgia System, LLC	Delaware
CSL Iowa System, LLC	Delaware
CSL Kentucky System, LLC	Delaware
CSL Mississippi System, LLC	Delaware
CSL Missouri System, LLC	Delaware
CSL National, LP	Delaware
CSL National GP, LLC	Delaware
CSL New Mexico System, LLC	Delaware
CSL North Carolina Realty, LP	Delaware
CSL North Carolina Realty GP, LLC	Delaware
CSL North Carolina System, LP	Delaware
CSL Ohio System, LLC	Delaware
CSL Oklahoma System, LLC	Delaware
CSL Realty, LLC	Delaware
CSL Tennessee Realty, LLC	Delaware
CSL Tennessee Realty Partner, LLC	Delaware
CSL Texas System, LLC	Delaware
InLine Services, LLC	Delaware
PEG Bandwidth DC, LLC	Delaware
PEG Bandwidth DE, LLC	Delaware
PEG Bandwidth IA, LLC	Delaware
PEG Bandwidth IL, LLC	Delaware
PEG Bandwidth LA, LLC	Delaware
PEG Bandwidth MA, LLC	Delaware
PEG Bandwidth MD, LLC	Delaware
PEG Bandwidth MS, LLC	Delaware
PEG Bandwidth NJ, LLC	Delaware
PEG Bandwidth NY, LLC	Delaware
PEG Bandwidth PA, LLC	Delaware
PEG Bandwidth Services, LLC	Delaware
PEG Bandwidth TX, LLC	Delaware
PEG Bandwidth VA, LLC	Delaware
Summit Wireless Infrastructure de México, S. de R.L. de C.V.	Mexico
Summit Wireless Infrastructure Servicios, S. de R.L. de C.V.	Mexico

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*CSL Capital, LLC, Uniti Holdings GP LLC and Uniti Holdings LP are direct, wholly-owned subsidiaries of Communications Sales & Leasing, Inc. The remaining subsidiaries are direct or indirect, wholly-owned subsidiaries of CSL Capital, LLC, Uniti Holdings GP LLC or Uniti Holdings LP.